UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with the commencement of a “continuous equity offering” under which Whitestone REIT (the “Company”) may sell up to an aggregate of $50 million of its common shares of beneficial interest (the “Shares”) from time to time in “at the market” offerings (the “Offering”), on June 19, 2013, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company's common shares, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to certain equity distribution agreements (the “Agreements”) entered into by the Company with each of Wells Fargo Securities, LLC, JMP Securities LLC, BMO Capital Markets Corp., Wunderlich Securities, Inc. and Ladenburg Thalmann & Co. Inc., as agents for the offer and sale of the Shares (each individually, a “Placement Agent,” and together, the “Placement Agents”). The Offering will terminate upon the earlier of (1) the sale of an aggregate of $50 million of Shares pursuant to the Offering or (2) the termination of all of the Agreements. The Agreements may be terminated by the Placement Agents or the Company at any time upon prior written notice, and by the Placement Agents at any time in certain circumstances, including the occurrence of a material adverse change in the Company. Collectively, the Agreements provide that the Company may offer and sell from time to time up to an aggregate of $50 million of the Shares pursuant to the Agreements through the Placement Agents. The Agreements provide that a Placement Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross proceeds from the sale of any of the Shares sold under the Agreement to which such Placement Agent is a party.

Sales of the Shares, if any, under the Agreements may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network.

The Shares will be issued pursuant to the Prospectus Supplement and the Company's shelf registration statement on Form S-3 (File No. 333-182667) filed on July 13, 2012 with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreements are filed as Exhibits 1.1 through 1.5 to this Current Report. The description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Wells Fargo Securities, LLC

1.2	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and JMP Securities LLC

1.3	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and BMO Capital Markets Corp.

1.4	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Wunderlich Securities, Inc.

1.5	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Venable LLP regarding the legality of shares

8.1	Opinion of Bass, Berry & Sims PLC regarding certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	June 19, 2013	By: /s/ David K. Holeman
Name: David K. Holeman Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Wells Fargo Securities, LLC

1.2	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and JMP Securities LLC

1.3	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and BMO Capital Markets Corp.

1.4	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Wunderlich Securities, Inc.

1.5	Equity Distribution Agreement, dated June 19, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Venable LLP regarding the legality of shares

8.1	Opinion of Bass, Berry & Sims PLC regarding certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1)